UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2014
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, NY 11042
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 587-5000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2014, Michael J. Speiller retired from his position of Senior Vice President, Finance and Chief Accounting Officer of The Hain Celestial Group, Inc. (the “Company” or “Hain Celestial”). Mr. Speiller, who is 60 years old, will remain with the Company for a transitional period ending in August 2014.

Effective April 1, 2014, Ross Weiner was promoted to Vice President and Chief Accounting Officer of Hain Celestial. Mr. Weiner, age 36, previously served as Director, Corporate Finance of the Company from December 2011 to March 2014. Prior to joining Hain Celestial, Mr. Weiner served as Senior Manager at Ernst & Young LLP (“E&Y”) from October 2007 to December 2011. Mr. Weiner joined E&Y in September 1999 and served in positions of increasing responsibility until his departure in December 2011. E&Y serves as Hain Celestial’s independent registered public accounting firm.

There is no arrangement or understanding between Mr. Weiner and any other person pursuant to which he was selected as an officer of Hain Celestial and there are no family relationships between Mr. Weiner and any of the Company’s directors or executive officers. There are no transactions to which Hain Celestial is a party and in which Mr. Weiner has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2014

THE HAIN CELESTIAL GROUP, INC. (Registrant)

By:	/s/ Stephen J. Smith
Title:	Executive Vice President and Chief Financial Officer